Exhibit 99.1

FOR IMMEDIATE RELEASE

Protagenic Therapeutics Announces Receipt of Nasdaq Non-Compliance Notice

New York, NY – November 26, 2025 – Protagenic Therapeutics, Inc. (Nasdaq: PTIX) (the “Company”) today announced that it has received a notification letter from the Nasdaq Listing Qualifications Staff (the “Staff”) indicating that the Company is not in compliance with Nasdaq Listing Rules 5550(b)(1) (minimum stockholders’ equity) and 5250(c)(1) (timely filing of periodic reports).

The Staff determined that, based on the stockholders’ equity reported in the Company’s Transition Report on Form 10-QT for the period ended June 30, 2025, the Company no longer satisfies the minimum $2.5 million stockholders’ equity requirement under Listing Rule 5550(b)(1). The Staff also notified the Company that the delayed filing of its Form 10-Q for the quarter ended September 30, 2025 constitutes a separate basis for non-compliance under Listing Rule 5250(c)(1). The Company is completing the remaining steps needed to finalize the Form 10-Q and expects to file it imminently.

Under Nasdaq Listing Rule 5815, because the Company recently regained compliance and remains subject to a mandatory panel monitoring period, the Staff has issued a determination to delist the Company’s securities.

The Company will timely request a hearing before a Nasdaq Hearings Panel (the “Panel”).

●	Filing the hearing request automatically stays any suspension for 15 calendar days.
●	The Company will also request a stay of suspension pending the Panel’s decision.
●	During the automatic stay — and, if granted, the extended stay — the Company’s stock will continue to trade on The Nasdaq Capital Market.

There can be no assurance that the Panel will grant an extended stay or additional time for compliance. The Company intends to present its plan to address both deficiencies at the hearing.

About Protagenic Therapeutics, Inc.

Protagenic Therapeutics, Inc. (Nasdaq: PTIX) is a clinical-stage biopharmaceutical company developing therapeutics for neurological and neuropsychiatric conditions. More information is available at www.protagenic.com.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s expected filing of its Quarterly Report on Form 10-Q, the Company’s planned appeal before the Panel, and the continued listing of the Company’s securities pending the appeal. Forward-looking statements are statements that are not historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, that there can be no assurance that the Company will file the Form 10-Q, that there can be no assurance that the Company will otherwise meet Nasdaq compliance standards, that there can be no assurance that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in the Company’s filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contact:

Alexander K. Arrow, MD, CFA

Chief Financial Officer

Protagenic Therapeutics, Inc.

149 Fifth Ave, Suite 500, New York, NY 10010

Tel: 213-260-4342

Email: alex.arrow@protagenic.com